SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                                          October 6, 2003
Date of Report (Date of earliest event reported)

STUDIO BROMONT, INC.
(Exact name of registrant as specified in its charter)

                                  Nevada
(State or other jurisdiction of incorporation)

000-27621             95-4720231
                                                        (Commission File Number)                                 (IRS Employer Identification No.)

2300 W. Sahara Ave., Suite 500, Las Vegas, Nevada 89102
(address of principal executive offices)

    (514) 792-9070
(Registrant’s telephone number, including area code)

PETAPEER HOLDINGS, INC.
2300 W. Sahara Ave., Suite 500, Las Vegas, Nevada 89102
(Former name and former address, if changed since last report.)

1

Item 1 Changes in Control of Registrant

None.

Item 2 Acquisition or Disposition of Assets

On July 18, 2003, we entered into a share exchange agreement with 3874958 Canada Inc. whereby we agreed to transfer to 3874958 Canada Inc. 26,500,000 common shares of Studio Bromont, Inc. stock in exchange for the transfer of 100 shares of American United Corporation, a Delaware corporation. The 100 shares of American United Corporation represent all of the issued and outstanding shares of that company. The agreement was contingent on the parties’ due diligence and completion of several conditions prior to sale. On October 6, 2003, these conditions were satisfied and the sale was consummated.

Benoit Laliberte, our current CEO, CFO, and Director, is also the sole officer, director, and shareholder of American United Corporation. In addition, Mr. Laliberte is the sole officer, director, and shareholder of 3874958 Canada, Inc. As a result, Mr. Laliberte was the beneficial holder of the 100 shares of American United Corporation held by 3874958 Canada, Inc. and is now the beneficial holder of the 26,250,000 shares of Studio Bromont, Inc. issued to 3874958 Canada, Inc. in the transaction described above.

Item 3   Bankruptcy or Receivership

None.

Item 4   Changes in Registrant’s Certifying Accountant

None.

Item 5   Other Events

None.

Item 6   Resignations of Directors and Executive Officers

None.

Item 7   Financial Statements and Exhibits

               (a)     Financial statements of business acquired.

The required financial statements for American United Corporation, Inc. are filed as Exhibits 99.1 and 99.2 hereto and hereby incorporated by reference.

2

(b)        Pro forma financial information

The required pro forma financial information for the combined company is filed as Exhibit 99.3 hereto and hereby incorporated by reference.

(c)        Exhibits.

Exhibit No.	Description
10.1	Share Exchange Agreement
99.1	Audited financial statements for the fiscal years ended December 2001 and 2002 of Vectoria, Inc.
99.2	Interim financial statements for the quarterly period ended September 30, 2003 of American United Corporation, Inc. (formerly Vectoria, Inc.)
99.3	Pro forma financial information for the combined entity for the fiscal year ended December 2002.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STUDIO BROMONT, INC.

/s/ Benoit Laliberte
Benoit Laliberte, President

Date:  January 14, 2003

4